EXHIBIT 11

                      BALDOR ELECTRIC COMPANY AND AFFILIATES
                     COMPUTATION OF EARNINGS PER COMMON SHARE



                                           THREE MONTHS          SIX MONTHS
                                               ENDED               ENDED
                                        ------------------    -----------------
                                         July 1    July 2     July 1   July 2
                                           1995      1994       1995     1994

(In thousands, except per share data)

Primary

   Weighted average shares outstanding   18,389     18,160    18,362     18,116

   Dilutive stock options based on the
       treasury stock method using the
       average market price                 818        839       798        859
                                         ------     ------    ------     ------
   Total                                 19,207     18,999    19,160     18,975
                                         ======     ======    ======     ======

Net Earnings                           $  8,261   $  6,602   $ 15,932  $ 12,280
                                       ========   ========   ========  ========

Per Share Earnings                     $   0.43   $   0.35   $   0.83  $   0.65
                                       ========   ========   ========  ========

Fully Diluted

   Weighted average shares
     outstanding                         18,389     18,160     18,362    18,116

   Dilutive stock options based on the
       treasury stock method using the
       year-end market price, if higher
       than average market price            807        838        807       838
                                         ------     ------     ------    ------
   Total                                 19,196     18,998     19,169    18,954
                                        =======     ======     ======    ======

Net Earnings                           $  8,261   $  6,602   $ 15,932  $ 12,280
                                       ========   ========   ========  ========

Per Share Earnings                     $   0.43   $   0.35   $   0.83  $   0.65
                                       ========   ========   ========  ========